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                                                                    EXHIBIT 10.5

INSTINET GROUP ANNUAL BONUS PLAN

     Beginning in 2001, under the Instinet Group Annual Bonus Plan, we will establish an annual bonus pool for our entire company, with each major business area sharing in the overall pool. Participants in the bonus plan will be eligible to receive bonuses based on their contribution to the success of their particular business area and our company as a whole. The pool available for bonuses generally will be based on our pre-tax operating profit for the applicable bonus period. Once the overall bonus pool is calculated at the end of the year, the chief executive officer (CEO) and senior management will evaluate the level of success of our major business areas and the CEO will recommend bonus levels for such business areas to our board's compensation committee for approval. Past bonus history will be considered in determining individual distributions; however, individuals may receive more or less than they have in the past. As of the beginning of the applicable fiscal year, target bonus amounts will be determined with respect to each of our named executive officers. At the end of the year, the target bonus will be adjusted, on a sliding scale, based on our pre-tax operating profit. Fifty percent of the adjusted target bonus amount will be paid to the named executive officer, and the remaining 50% will be paid based on the achievement of specific goals relating to our strategic initiatives, the named executive officer's business area and a subjective evaluation of the named executive officer's individual performance. A portion of the named executive officer's bonus may be paid in cash, stock or other non-cash compensation, as we may determine.

     Bonus awards, if any, will be communicated and paid to participants, generally in cash, following the year-end to which such bonus relates as part of our annual compensation review process, provided the participant is still employed by us on that payment date. The structure of this plan does not establish a pattern for future bonus arrangements and management retains discretion to modify or discontinue the plan at any time.